Exhibit 10.1

FIRST Amendment

to AMENDED AND RESTATED

Loan and security agreement

THIS FIRST AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of March 26, 2015, by and between SILICON VALLEY BANK (“Bank”) and SAJAN, INC. (“Borrower”).

Recitals

A.           Bank and Borrower are parties to that certain Amended and Restated Loan and Security Agreement dated as of March 28, 2013 (the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement as set forth herein.

D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.          Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.          Amendments to Loan Agreement.

2.1           Section 2.3(a) (Interest Rate). Section 2.3(a) is amended and restated to read as follows:

Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to (A) one percent (1.0%) above the Prime Rate when the Liquidity Ratio is greater than or equal to 1.75 to 1.0 and (B) two and one quarter percent (2.25%) above the Prime Rate when the Liquidity Ratio is less than 1.75 to 1.0, provided that the interest rate shall at no times be less than 4.0% per annum. Interest shall be payable monthly in accordance with Section 2.3(d) below

2.2           Section 2.4 (Fees). The reference in Section 2.4(a) to “$7,500” is amended to read “$8,750”. The reference in Section 2.4(b) to “0.30 percent (0.30%)” is amended to read “0.1875 percent (0.1875%)”.

2.3           Section 5.10 (Use of Proceeds). Section 5.10 is amended and restated to read as follows:

5.10 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital, to fund its general business requirements and for acquisitions, to pay off all or a portion of the $750,000 note payable to Shannon and Angel Zimmerman, but not for personal, family, household or agricultural purposes.

2.4           Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(k) is amended and restated to read as follows:

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(k) Other Financial Information. Other financial information reasonably requested by Bank.

2.5           Section 6.3(b) (Disputes). The reference in Section 6.3(b) to “$100,000” is amended to read “$150,000”.

2.6           Section 6.6 (Access to Collateral). The following sentences are added to the end of Section 6.6:

Unless an Event of Default is continuing, field inspections shall not occur more than once in any calendar year, and shall not be required in any calendar year in which no Advances have been outstanding.

2.7           Section 6.9 (Financial Covenants). Section 6.9 is amended and restated, to read as follows:

6.9 Financial Covenants. Maintain at all times the following covenants, to be tested as of the last day of each quarter:

(a) Tangible Net Worth. On a consolidated basis, Tangible Net Worth of at least $2,500,000, increasing as of the last day of each fiscal quarter of Borrower by an amount equal to 25% of the sum of (i) Net Income for such quarter, (ii) any increase in the principal amount of outstanding Subordinated Debt during such quarter, and (iii) the net amount of proceeds received by Borrower in such quarter from the sale or issuance of equity securities. Losses in any quarter shall not reduce the required Tangible Net Worth.

(b) EBITDA. Upon the consummation of a Permitted Acquisition, Section 6.9(a) shall cease to be of any force or effect, and thereafter Borrower shall maintain, on a consolidated basis, EBITDA of at least $1.00 for the trailing six (6) month period ending on the last day of each month.

2.8           Section 7.1 (Dispositions). Section 7.1 is amended and restated to read as follows:

Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (e) payment of expenses and salaries arising in the ordinary course of business consistent with past practices; and (f) Transfers of property with an aggregate value of up to $100,000.

2.9           Section 7.3 (Mergers or Acquisitions). Section 7.3 is amended and restated to read as follows:

Mergers or Acquisitions.         Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except (i) a Permitted Acquisition, (ii) a Subsidiary of Borrower may merge or consolidate with another Subsidiary of Borrower, (iii) a Subsidiary of Borrower may merge with or consolidate into Borrower as long as Borrower is the surviving entity, and (iv) Borrower may acquire the assets of a Person in a transaction under consideration as of the First Amendment Date in which the aggregate consideration consists of a payout of up to 150,000 Euros over a three-year period.

2.10         Sections 8.6 and 8.7 (Other Agreements and Judgments). The reference to “$50,000” in each of Sections 8.6 and 8.7 is amended to read “$100,000”

2.11         Section 10 (Notices). The recipient of notices for Borrower shall be Tom Skiba, tskiba@sajan.com.

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2.12         Section 13 (Definitions.). The following defined terms and their respective definitions in Section 13 are amended and restated or added in the appropriate alphabetical order, as appropriate, to read as follows:

“Borrowing Base” is up to 85% of Eligible Accounts, as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank may increase or decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may positively or adversely affect Collateral.

“EBITDA” shall be calculated as provided on Schedule 1 to the Compliance Certificate.

“First Amendment Date” shall mean March 26, 2015.

“Permitted Acquisition” is one or more transactions where (a) total consideration including cash and the value of any non-cash consideration, for all such transactions does not in the aggregate exceed Four Million Dollars ($4,000,000) during the term of this Agreement; (b) the acquired Person is in substantially the same or a similar business; (c) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions; (d) Borrower is the surviving legal entity; and (e) the outstanding balance of Advances as of the date of the consummation of each such transaction is Zero Dollars ($0).

“Revolving Line” is an aggregate principal amount equal to Three Million Dollars ($3,000,000).

“Revolving Maturity Date” is March 28, 2017.

“Streamline Period” is any period of time, on and after the Effective Date, where Borrower has maintained a Liquidity Ratio of at least 1.75 to 1.00 at all times during the prior two (2) consecutive calendar months and provided further that upon the occurrence of an Event of Default any Streamline Period then in effect shall immediately terminate and Borrower shall be required to maintain the foregoing financial ratio for two (2) consecutive months thereafter before a new Streamline Period begins.

2.13         Exhibit C (Compliance Certificate). Exhibit C of the Loan Agreement is replaced by Exhibit C attached hereto.

3.          Limitation of Amendments.

3.1           The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.          Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1           Immediately after giving effect to this Amendment, other than as set forth in the Disclosure Schedule attached hereto (if any), (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

4.2           Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

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4.3           The organizational documents of Borrower delivered to Bank on or just prior to the First Amendment Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.          Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.          Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of a fee in the amount of $8,750 plus an amount equal to all Bank Expenses incurred in connection with this Amendment, and (c) such other documents as the Bank may reasonably request.

[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

SAJAN, INC.

By	/s/ Thomas P. Skiba
Name:	Thomas Skiba
Title:	Chief Financial Officer

BANK:

SILICON VALLEY BANK

By	/s/ Tom Hertzberg
Name:	Tom Hertzberg
Title:	Vice President

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:__________________________
FROM:	SAJAN, INC.

The undersigned authorized officer of SAJAN, INC. ( “Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no continuing Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements with Compliance Certificate	Quarterly within 30 days	Yes No
Audited financial statements 10-Q, 10-K and 8-K	Annually within 120 days of FYE Within 5 days after filing with SEC	Yes No Yes No
Transaction Report, A/R & A/P Agings	Quarterly within 30 days	Yes No
Collateral Audit	Annually, unless conditions Warrant. Requirement waived if no amounts are outstanding on the LOC	Yes No
Annual financial projections	Within 30 days of FYE	Yes No

Financial Covenant	Required		Actual	Complies
Maintain at all times (measured quarterly)
Minimum Tangible Net Worth	$2,500,000	*	$	Yes No
*plus 25% of quarterly Net Income, Subordinated Debt and new equity EBITDA (after Permitted Acquisition) trailing 6 months	$1.00		$	Yes No

The following financial covenant analys[is][es] and information set forth in Schedule 1, if any, attached hereto are true and accurate as of the date of this Certificate.

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The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

SAJAN, INC., a Delaware corporation	BANK USE ONLY

Received by: _____________________
By: ____________________________	authorized signer
Name: __________________________	Date:_________________________
Title: ___________________________
Verified: ________________________
authorized signer
Date:_________________________

Compliance Status: Yes No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:   ____________________

I.           Tangible Net Worth (Section 6.9) (a)

Required:      $2,500,000

Actual:

A.	Total Assets	$_______

B.	Intangible Assets	$_______

C.	Total Liabilities	$_______

D.	Subordinated Debt	$_______

E.	Tangible Net Worth (A-B-C+D)

Is line E equal to or greater than $2,500,000*?

_______ No, not in compliance	_________ Yes, in compliance

*For measurements after the First Amendment Date, increase by 25% of Net Income, increase in the principal amount of Subordinated Debt and new equity net proceeds on quarterly basis.

II.          EBITDA (Section 6.9 (b))

Required:       $1.00 for rolling 6-month period

Actual:

A.	Net Income [Line II.A]	$_______

B.	To the extent included in the determination of Net Income

	1. The provision for income taxes	$_______

	2. Depreciation expense	$_______

	3. Amortization expense	$_______

	4. Net Interest Expense	$_______

	5. All other charges which are both non-cash and non-recurring	$_______

	6. All non-cash income	$_______

	7. The sum of lines 1 through 5 minus line 6	$_______

C.	EBITDA (line A plus line B.7)

Is line C equal to or greater than $1.00?

_______ No, not in compliance	_________ Yes, in compliance